Financial Results and Supplemental Information July 29, 2026 SECOND QUARTER 2026 Exhibit 99.2

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

Industrial Logistics Properties Trust Announces Second Quarter 2026 Financial Results 4
Second Quarter 2026 Highlights 5
Third Quarter and Full Year 2026 Guidance 6

FINANCIALS

Key Financial Data 8
Condensed Consolidated Statements of Income (Loss) 9
Condensed Consolidated Balance Sheets 10
Debt Summary and Maturity Schedule 11
Leverage and Coverage Ratios 12
Capital Expenditures Summary 13

PORTFOLIO INFORMATION

Same Property Results 15
Occupancy and Leasing Summary 16
Tenant Credit Characteristics and Concentration 17
Portfolio Lease Expiration and Reset Schedules 18
Key Financial Data by Investment Portfolio 19

JOINT VENTURES

Consolidated Joint Venture - Mountain Industrial REIT LLC .... 21 - 24
Unconsolidated Joint Venture - The Industrial Fund REIT LLC 25

APPENDIX

Calculation and Reconciliation of Non-GAAP Financial Measures .... 27 - 30
Company Profile, Research Coverage and Governance Information 31
Non-GAAP Financial Measures and Certain Definitions .... 32 - 34

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 35

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Kevin Barry, Senior Director
(617) 219-1489
kbarry@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Q2 2026 2

3Q2 2026RETURN TO TABLE OF CONTENTS Quarterly Results

4Q2 2026RETURN TO TABLE OF CONTENTS TO BE PROVIDED Yael Duffy President and Chief Executive Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS Newton, MA (July 29, 2026): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended June 30, 2026. Distribution On July 9, 2026, ILPT declared a quarterly distribution on its common shares of $0.10 per share to shareholders of record as of the close of business on July 20, 2026. This distribution will be paid on or about August 13, 2026. Conference Call A conference call to discuss ILPT's second quarter results will be held on Thursday, July 30, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (855) 669-9658; the replay pass code is 6713740. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's second quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of June 30, 2026, ILPT’s portfolio consisted of 409 properties containing approximately 59.6 million rentable square feet located in 39 states. Approximately 79% of ILPT’s annualized rental revenues as of June 30, 2026 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com. “ILPT delivered a solid second quarter, driven by exceptional leasing execution and meaningful earnings growth. During the quarter, we completed nearly 5.4 million square feet of leasing at a weighted average rent roll-up of more than 35%, marking our seventh consecutive quarter of double-digit rent growth. The leasing of two previously vacant properties in Indiana and Hawaii, totaling approximately 2.8 million square feet, lifted portfolio occupancy to over 99% with a weighted average lease term of eight years. Same property Cash Basis NOI increased 2.0%, and Normalized FFO per share grew 48% to $0.31, year over year. Additionally, we completed the refinancing of our remaining variable rate debt, eliminating our exposure to rising interest rates and leaving ILPT with no debt maturities until 2029. Based on the strength of our operational performance and improved cash flow, our Board doubled ILPT's quarterly dividend to $0.10 per share in July. Looking ahead, we remain focused on capturing embedded rent growth across our portfolio and creating long-term value for our shareholders." Yael Duffy President and Chief Executive Officer

5Q2 2026RETURN TO TABLE OF CONTENTS Portfolio Update • Executed approximately 5,400,000 square feet of total leasing activity at weighted average rental rates that were 35.4% higher than prior rental rates for the same space and with a weighted average lease term (by annualized rental revenues) of 26.5 years. • Leasing activity includes new absorption of 2,769,900 square feet across two previously vacant properties in Indiana and Hawaii, contributing to a 4.5% net increase in occupancy and bringing portfolio occupancy to 99.1% with a weighted average lease term (by annualized rental revenues) of 8.0 years. Financial Results • Net loss attributable to common shareholders was $14.5 million, or $0.22 per diluted share. • Normalized FFO attributable to common shareholders was $20.8 million, or $0.31 per diluted share, and Adjusted EBITDAre was $87.4 million. • Same property NOI increased by 1.9% to $88.6 million and same property Cash Basis NOI increased by 2.0% to $85.7 million, compared to the second quarter of 2025. Financing, Capital and Liquidity • In May 2026, Mountain JV obtained a $1.62 billion five-year, interest only fixed rate mortgage loan at an interest rate of 5.71%. Mountain JV used these proceeds to refinance $1.4 billion of floating rate mortgage debt due in March 2027 and $0.2 billion of fixed rate amortizing mortgage debt. • Ended the quarter with $135.3 million of cash on hand, excluding restricted cash, to meet ILPT's operating and capital obligations as well as its debt service requirements. • In July 2026, ILPT increased its quarterly cash distribution to common shareholders from $0.05 per share to $0.10 per share. Second Quarter 2026 Highlights (As of and for the three months ended June 30, 2026, unless otherwise noted)

6Q2 2026RETURN TO TABLE OF CONTENTS Q3 2026 Full Year 2026 Low End High End Low End High End NOI $ 91,000 $ 92,000 $ 359,000 $ 364,000 Adjusted EBITDAre $ 87,500 $ 88,500 $ 348,000 $ 353,000 Normalized FFO attributable to common shareholders $ 22,500 $ 23,500 $ 87,000 $ 92,000 Normalized FFO attributable to common shareholders per diluted share $ 0.34 $ 0.36 $ 1.31 $ 1.39 Capital expenditures (2) N/A N/A $ 29,000 $ 34,000 (dollar and share amounts in thousands, except per share data) Third Quarter and Full Year 2026 Guidance (1) (1) ILPT does not provide a reconciliation of non-GAAP measures that it discloses as part of its third quarter and full year guidance because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including any recovery or loss on impairment of real estate, any gain or loss on sale of real estate, any loss on extinguishment of debt and equity in earnings or losses of unconsolidated joint venture. These items that would be contained in the comparable GAAP measures are not indicative of ILPT’s ongoing operations, are uncertain, depend on various factors, and could have a material impact on ILPT’s GAAP results for the guidance period. (2) ILPT provides guidance only on full-year capital expenditures, as the timing of expenditures is subject to change and may vary from quarter to quarter. (3) General and administrative expense assumptions exclude the impact of business management incentive fees, if any. Third quarter and full year 2026 guidance is based in part on the following assumptions: • Mid-point general and administrative expense of approximately $8,500 and $33,500, respectively.(3) • Mid-point interest expense of approximately $61,000 and $245,000, respectively. • Weighted average outstanding shares of approximately 66,300 and 66,300, respectively. • No acquisitions or dispositions.

7Q2 2026RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Selected Income Statement Data:					
Rental income	$ 114,123	$ 116,419	$ 113,910	$ 110,936	$ 112,097
Net loss	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)	$ (30,394)
Net loss attributable to common shareholders	$ (14,463)	$ (9,427)	$ (1,780)	$ (21,565)	$ (21,310)
NOI	$ 88,596	$ 90,307	$ 88,104	$ 86,950	$ 87,557
Cash Basis NOI	$ 85,711	$ 87,310	$ 85,647	$ 84,749	$ 84,672
Adjusted EBITDA*re*	$ 87,442	$ 86,994	$ 85,059	$ 84,086	$ 84,968
FFO attributable to common shareholders	$ 15,637	$ 20,416	$ 17,915	$ 14,947	$ 7,427
Normalized FFO attributable to common shareholders	$ 20,807	$ 21,983	$ 18,878	$ 17,385	$ 13,808
CAD attributable to common shareholders	$ 6,554	$ 11,130	$ 10,032	$ 11,273	$ 10,500
Rolling four quarter CAD attributable to common shareholders	$ 38,989	$ 42,935	$ 43,438	$ 41,102	$ 41,076
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.22)	$ (0.14)	$ (0.03)	$ (0.33)	$ (0.32)
FFO attributable to common shareholders	$ 0.24	$ 0.31	$ 0.27	$ 0.23	$ 0.11
Normalized FFO attributable to common shareholders	$ 0.31	$ 0.33	$ 0.29	$ 0.26	$ 0.21
CAD attributable to common shareholders	$ 0.10	$ 0.17	$ 0.15	$ 0.17	$ 0.16
Rolling four quarter CAD attributable to common shareholders	$ 0.59	$ 0.65	$ 0.66	$ 0.63	$ 0.63
Dividends:					
Annualized dividends paid per share	$ 0.20	$ 0.20	$ 0.20	$ 0.20	$ 0.04
Annualized dividend yield (at end of period)	2.3%	3.5%	3.6%	3.4%	0.9%
Annualized Normalized FFO attributable to common shareholders payout ratio	16.1%	15.2%	17.2%	19.2%	4.8%
CAD attributable to common shareholders payout ratio	50.0%	29.4%	33.3%	29.4%	6.3%
Rolling four quarter CAD attributable to common shareholders payout ratio	33.9%	30.8%	30.3%	31.7%	6.3%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 135,326	$ 99,500	$ 94,812	$ 83,173	$ 58,559
Total gross assets	$ 5,834,342	$ 5,847,063	$ 5,838,254	$ 5,827,389	$ 5,818,254
Total assets	$ 5,122,838	$ 5,166,764	$ 5,189,944	$ 5,218,846	$ 5,238,548
Total liabilities	$ 4,281,670	$ 4,283,073	$ 4,289,246	$ 4,305,216	$ 4,290,784
Total equity	$ 841,168	$ 883,691	$ 900,698	$ 913,630	$ 947,764

	As of 6/30/2026
Capitalization:	
Total common shares	66,762,231
Closing price	$ 8.87
Equity market capitalization	$ 592,181
Debt	4,221,000
Total market capitalization	$ 4,813,181
Net Debt:	
Principal balance	$ 4,221,000
Cash and cash equivalents	(135,326)
Restricted cash and cash equivalents	(46,487)
Net debt	$ 4,039,187



Frankfort, KY
599,840 Square Feet
ILPT Ownership: 61%

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Q2 2026 8

9Q2 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Rental income $ 114,123 $ 112,097 $ 230,542 $ 224,002 Expenses: Real estate taxes 16,908 15,662 32,922 29,816 Other operating expenses 8,619 8,878 18,717 19,127 Depreciation and amortization 40,766 41,443 81,567 82,961 General and administrative 11,998 9,662 21,462 17,900 Total expenses 78,291 75,645 154,668 149,804 Interest and other income 3,379 2,024 4,423 3,992 Interest expense (61,112) (67,914) (122,814) (137,727) Loss on extinguishment of debt (3,830) (5,070) (3,830) (5,070) Loss before income taxes and equity in earnings of unconsolidated joint venture (25,731) (34,508) (46,347) (64,607) Income tax expense (59) (30) (173) (58) Equity in earnings of unconsolidated joint venture 2,702 4,144 5,573 3,102 Net loss (23,088) (30,394) (40,947) (61,563) Net loss attributable to noncontrolling interests 8,625 9,084 17,057 18,721 Net loss attributable to common shareholders $ (14,463) $ (21,310) $ (23,890) $ (42,842) Weighted average common shares outstanding (basic and diluted) 66,224 65,927 66,201 65,881 Net loss per share attributable to common shareholders (basic and diluted) $ (0.22) $ (0.32) $ (0.36) $ (0.65) (dollars and share amounts in thousands, except per share data) Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

10Q2 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets June 30, December 31, 2026 2025 ASSETS Real estate properties $ 5,184,711 $ 5,179,959 Accumulated depreciation (711,504) (648,310) Total real estate properties, net 4,473,207 4,531,649 Investment in unconsolidated joint venture 135,950 132,753 Acquired real estate leases, net 148,388 164,186 Cash and cash equivalents 135,326 94,812 Restricted cash and cash equivalents 46,487 88,219 Rents receivable 138,960 136,669 Other assets, net 44,520 41,656 Total assets $ 5,122,838 $ 5,189,944 LIABILITIES AND EQUITY Mortgage notes payable, net $ 4,183,749 $ 4,193,194 Accounts payable and other liabilities 78,052 74,571 Assumed real estate lease obligations, net 10,305 11,679 Due to related persons 9,564 9,802 Total liabilities 4,281,670 4,289,246 Commitments and contingencies Equity attributable to common shareholders 461,660 489,697 Noncontrolling interests 379,508 411,001 Total equity 841,168 900,698 Total liabilities and equity $ 5,122,838 $ 5,189,944 (dollars in thousands) Whitsett, NC 286,281 Square Feet ILPT Ownership: 61%

11Q2 2026RETURN TO TABLE OF CONTENTS Interest Principal Maturity Years to Entity Secured By Rate Balance Date Maturity ILPT 186 Hawaii properties 4.31% $ 650,000 02/07/2029 2.6 ILPT 66 mainland and 35 Hawaii properties 6.40% 1,160,000 07/09/2030 4.0 ILPT 17 mainland properties 4.42% 700,000 03/09/2032 5.7 Mountain JV Four mainland properties 6.25% 91,000 06/10/2030 3.9 Mountain JV 90 mainland properties 5.71% 1,620,000 05/11/2031 4.9 5.48% $ 4,221,000 4.4 Debt Summary and Maturity Schedule (1) (dollars in thousands) As of June 30, 2026 Current Maturity Date Pr in ci p al $91,000 $1,620,000 $— $— $650,000 $1,160,000 $700,000 Secured fixed rate debt of ILPT Secured fixed rate debt of Mountain JV 2026 2027 2028 2029 2030 Thereafter $— $500 $1,000 $1,500 $2,000 $2,500 Burlington, NJ 633,836 Square Feet ILPT Ownership: 100% (1) All debt outstanding as of June 30, 2026 consists of fixed rate, interest only borrowings with no scheduled principal amortization prior to maturity.

12Q2 2026RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 Leverage Ratios: Net debt / total gross assets 69.2% 68.8% 69.0% 69.3% 69.9% Net debt / gross book value of real estate assets 70.7% 70.5% 70.6% 71.2% 71.7% Net debt / total market capitalization 83.9% 87.7% 87.9% 87.7% 89.8% Secured debt / total assets 82.4% 81.5% 81.2% 80.8% 80.6% Fixed rate debt / total debt 100.0% 66.7% 66.8% 66.8% 66.9% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 11.5x 11.6x 11.8x 12.0x 12.0x Adjusted EBITDAre / interest expense 1.4x 1.4x 1.3x 1.3x 1.3x Leverage and Coverage Ratios Hanahan, SC 302,400 Square Feet ILPT Ownership: 100% Charleston, SC 265,318 Square Feet ILPT Ownership: 100%

13Q2 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended For the Six Months Ended 6/30/2026 3/31/2026 12/31/2025 9/30/2025 6/30/2025 6/30/2026 6/30/2025 Tenant improvements $ 521 $ 162 $ 1,445 $ 1,019 $ 2,393 $ 683 $ 2,396 Leasing costs 10,322 902 4,114 1,374 300 11,224 3,522 Building improvements 3,391 1,454 1,521 4,344 2,458 4,845 3,192 Total capital expenditures $ 14,234 $ 2,518 $ 7,080 $ 6,737 $ 5,151 $ 16,752 $ 9,110 Capital Expenditures Summary Vance, AL 529,568 Square Feet ILPT Ownership: 100%

14Q2 2026RETURN TO TABLE OF CONTENTS Portfolio Information

15Q2 2026RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Six Months Ended 6/30/2026 6/30/2025 6/30/2026 6/30/2025 Properties 409 409 409 409 Rentable square feet 59,609 59,604 59,609 59,604 Percent leased 99.1% 94.8% 99.1% 94.8% Rental income $ 114,123 $ 111,340 $ 230,542 $ 223,077 NOI $ 88,603 $ 86,915 $ 178,952 $ 174,421 NOI % change 1.9% 2.6% Cash Basis NOI $ 85,718 $ 84,030 $ 173,070 $ 167,962 Cash Basis NOI % change 2.0% 3.0% Same Property Results Augusta, GA 225,997 Square Feet ILPT Ownership: 61%

Occupancy and Leasing Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026
Properties	409	409	409	411	411	409
Rentable square feet	59,609	59,604	59,604	59,890	59,890	59,609
Percentage leased	99.1%	94.6%	94.5%	94.1%	94.3%	99.1%
Leasing Activity (Sq. Ft.):						
New leases	2,979	135	46	193	44	3,114
Renewals	2,388	605	3,943	583	127	2,993
Rent resets	31	122	–	60	–	153
Total	5,398	862	3,989	836	171	6,260
% Change in GAAP Rent:						
New leases	74.5%	54.2%	10.3%	14.0%	83.4%	71.9%
Renewals	16.1%	15.5%	26.3%	25.8%	16.4%	16.0%
Rent resets	48.4%	30.6%	–%	25.3%	–%	33.7%
Weighted average (by sq. ft.)	35.4%	26.3%	25.7%	22.4%	21.1%	33.7%
Leasing Costs and Concession Commitments:						
New leases	$ 25,110	$ 617	$ 99	$ 2,339	$ 9	$ 25,727
Renewals	7,181	961	8,266	934	54	8,142
Total	$ 32,291	$ 1,578	$ 8,365	$ 3,273	$ 63	$ 33,869
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 8.43	$ 4.57	$ 2.16	$ 12.15	$ 0.21	$ 8.26
Renewals	$ 3.01	$ 1.59	$ 2.10	$ 1.60	$ 0.42	$ 2.72
Weighted average	$ 6.02	$ 2.13	$ 2.10	$ 4.22	$ 0.37	$ 5.55
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	42.3	15.2	5.2	9.7	5.0	41.1
Renewals	6.9	3.5	9.3	7.1	5.5	6.2
Weighted average	26.5	5.6	9.3	7.8	5.4	24.0
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 0.20	$ 0.30	$ 0.42	$ 1.26	$ 0.04	$ 0.20
Renewals	$ 0.43	$ 0.46	$ 0.23	$ 0.22	$ 0.08	$ 0.44
Weighted average	$ 0.23	$ 0.38	$ 0.23	$ 0.54	$ 0.07	$ 0.23



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Q2 2026 16

17Q2 2026RETURN TO TABLE OF CONTENTS As of June 30, 2026 Tenant Credit Characteristics and Concentration % of Total Annualized Top 10 Tenants (1) Rental Revenues 1 FedEx Corporation 27.7% 2 Amazon.com Services, Inc. 7.4% 3 Home Depot U.S.A., Inc. 2.2% 4 Restoration Hardware, Inc. 1.8% 5 OldCo Tire Distributors, Inc. 1.6% 6 T.J. Gomes Trucking Co., Inc. 1.5% 7 Berkshire Hathaway Inc. 1.5% 8 UPS Supply Chain Solutions, Inc. 1.5% 9 Servco Pacific, Inc. 1.3% 10 DHL Group 1.1% Total 47.6% Investment grade tenants and their subsidiaries: 57.5%Other leased Hawaii lands: 21.3% Other unrated or non-investment grade: 21.2% Tenant Credit Characteristics % of Total Annualized Rental Revenues (1) Includes any applicable subsidiaries of named tenants.

18Q2 2026RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2026 11 1,007 1.7% 1.7% $ 5,024 1.1% 1.1% 2027 41 4,706 8.0% 9.7% 32,699 7.1% 8.2% 2028 47 5,176 8.8% 18.5% 41,300 8.9% 17.1% 2029 37 6,931 11.7% 30.2% 45,518 9.9% 27.0% 2030 34 5,450 9.2% 39.4% 41,076 8.9% 35.9% Thereafter 218 35,826 60.6% 100.0% 295,930 64.1% 100.0% Total 388 59,096 100.0% $ 461,547 100.0% Weighted average remaining lease term (years) 8.6 8.0 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of June 30, 2026 Scheduled Rent Resets at Hawaii Properties: 2026 2027 2028 2029 2030 Thereafter Total Reset square feet 154 86 — 1,859 594 582 3,275 Percent (1) 0.9% 0.5% —% 11.2% 3.6% 3.5% Annualized rental revenues $ 1,656 $ 814 $ — $ 8,465 $ 5,900 $ 5,764 $ 22,599 Percent (1) 1.2% 0.6% —% 6.3% 4.4% 4.3% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Key Financial Data by Investment Portfolio

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended June 30, 2026					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	88	226	314	94	1	409
Rentable square feet	21,838	16,729	38,567	20,978	64	59,609
Occupancy %	98.2%	99.3%	98.7%	100.0%	100.0%	99.1%
Selected Balance Sheet Data:						
Total gross assets	$ 1,774,486	$ 737,190	$ 2,511,676	$ 3,033,660	$ 289,006	$ 5,834,342
Total debt (principal)	$ 1,652,886	$ 857,114	$ 2,510,000	$ 1,711,000	$ –	$ 4,221,000
Selected Income Statement Data:						
Rental income	$ 40,206	$ 29,144	$ 69,350	$ 44,443	$ 330	$ 114,123
Net (loss) income	$ (9,268)	$ 8,114	$ (1,154)	$ (22,176)	$ 242	$ (23,088)
Net (loss) income attributable to common shareholders	$ (9,268)	$ 8,114	$ (1,154)	$ (13,526)	$ 217	$ (14,463)
NOI	$ 32,351	$ 21,086	$ 53,437	$ 34,950	$ 209	$ 88,596
Cash Basis NOI	$ 30,837	$ 21,114	$ 51,951	$ 33,557	$ 203	$ 85,711
Adjusted EBITDAre	$ 29,209	$ 19,782	$ 48,991	$ 33,269	$ 5,182	$ 87,442
Normalized FFO attributable to common shareholders	$ 5,157	$ 9,067	$ 14,224	$ 4,208	$ 2,375	$ 20,807
CAD attributable to common shareholders	$ (631)	$ 5,116	$ 4,485	$ (923)	$ 2,992	$ 6,554
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	7.0%	11.5%	8.3%	4.4%		5.9%
Net debt / annualized Adjusted EBITDAre	14.1x	10.8x	12.8x	12.5x		11.5x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	1,415	2,269	3,684	1,714	–	5,398
% change in GAAP rent (weighted average by sq. ft.):	15.7%	141.6%	50.0%	18.1%	–%	35.4%
Weighted average lease term by sq. ft. (years):	7.9	52.8	35.4	7.7	–	26.5

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; any incentive fees paid to RMR; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.

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Q2 2026 19

20Q2 2026RETURN TO TABLE OF CONTENTS Joint Ventures

21Q2 2026RETURN TO TABLE OF CONTENTS GA: 13.7% TX: 9.9% OH: 9.5% IN: 8.4% NC: 5.6% FL: 4.8%IL: 4.6% MI: 4.6% MS: 4.2% NJ: 3.8% KS: 3.4% 16 Other States: 27.5% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Square feet expiring 199 1,803 2,333 1,925 3,149 11,569 % of total annualized rental revenues expiring (1) 0.7% 7.0% 10.1% 7.5% 13.2% 61.5% A nn ua liz ed r en ta l r ev en ue s ex p ir in g 2026 2027 2028 2029 2030 Thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of June 30, 2026 % of Annualized Rental Top 10 Tenants (1) Revenues (2) 1 FedEx Corporation 53.8% 2 Amazon.com Services, Inc. 7.3% 3 Berkshire Hathaway Inc. 4.1% 4 Home Depot U.S.A., Inc. 3.8% 5 Techtronic Industries Company Limited 2.7% 6 Ulta Beauty, Inc. 2.4% 7 Autoneum Holding AG 2.3% 8 DSV Solutions Holding A/S 1.5% 9 Beam Suntory Inc. 1.4% 10 Treehouse Foods, Inc. 1.3% Total 80.6% Geographic Diversification (2) (1) Includes any applicable subsidiaries of named tenants. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of June 30, 2026.

Consolidated Joint Venture - Mountain Industrial REIT LLC (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2026

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Presentation	Number of Properties	Number of States	Rentable Square Feet	Occupancy
Mountain Industrial REIT LLC	61%	Consolidated	94	27	20,978	100.0%

	Consolidated Balance Sheets of the Consolidated Joint Venture: June 30, 2026	December 31, 2025
ASSETS		
Real estate properties	$ 2,850,798	$ 2,850,170
Accumulated depreciation	(341,305)	(301,806)
Total real estate properties, net	2,509,493	2,548,364
Acquired real estate leases, net	103,409	113,848
Cash, cash equivalents and restricted cash	44,471	85,735
Rents receivable	26,122	25,801
Other assets, net	8,860	9,023
Total assets	$ 2,692,355	$ 2,782,771
LIABILITIES		
Mortgage notes payable, net (2)	$ 1,691,706	$ 1,703,365
Other liabilities	35,896	34,121
Total liabilities	$ 1,727,602	$ 1,737,486
Noncontrolling interest (39%)	$ 376,254	$ 407,661


Greenwood, IN
615,284 Square Feet
ILPT Ownership: 61%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of June 30, 2026 was $1,043,710. None of the debt is recourse to ILPT, subject to certain limitations.

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Q2 2026 22

INDUSTRIAL LOGISTICS
PROPERTIES TRUST

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025	2026	2025	2026	2025
Rental income	$ 44,443	$ 42,643	$ 87,875	$ 84,328	$ 27,110	$ 26,012	$ 53,604	$ 51,440
Real estate taxes	6,273	5,730	12,058	10,558	3,827	3,495	7,356	6,440
Other operating expenses	3,220	3,161	6,263	6,235	1,964	1,928	3,820	3,803
Depreciation and amortization	25,243	25,615	50,602	51,165	15,398	15,625	30,867	31,211
General and administrative	4,205	4,221	8,400	8,159	2,565	2,575	5,124	4,977
Total expenses	38,941	38,727	77,323	76,117	23,754	23,623	47,167	46,431
Interest and other income	2,524	890	3,162	1,787	1,540	543	1,929	1,090
Interest expense	(26,345)	(28,035)	(53,650)	(58,008)	(16,070)	(17,101)	(32,726)	(35,385)
Loss on extinguishment of debt	(3,830)	–	(3,830)	–	(2,336)	–	(2,336)	–
Loss before income taxes	(22,149)	(23,229)	(43,766)	(48,010)	(13,510)	(14,169)	(26,696)	(29,286)
Income tax expense	(27)	(18)	(141)	(38)	(16)	(11)	(86)	(23)
Net loss	$ (22,176)	$ (23,247)	$ (43,907)	$ (48,048)	$ (13,526)	$ (14,180)	$ (26,782)	$ (29,309)
Net loss	$ (22,176)	$ (23,247)	$ (43,907)	$ (48,048)	$ (13,526)	$ (14,180)	$ (26,782)	$ (29,309)
Plus: depreciation and amortization	25,243	25,615	50,602	51,165	15,398	15,625	30,867	31,211
FFO	3,067	2,368	6,695	3,117	1,872	1,445	4,085	1,902
Plus: loss on early extinguishment of debt	3,830	–	3,830	–	2,336	–	2,336	–
Normalized FFO	**$ 6,897**	**$ 2,368**	**$ 10,525**	**$ 3,117**	**$ 4,208**	**$ 1,445**	**$ 6,421**	**$ 1,902**

(1) See page 33 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


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Q2 2026
23

Consolidated Joint Venture - Mountain Industrial REIT LLC

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1)			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025	2026	2025	2026	2025
Normalized FFO	$ 6,897	$ 2,368	$ 10,525	$ 3,117	$ 4,208	$ 1,445	$ 6,421	$ 1,902
Plus: non-cash interest expense	1,075	3,807	4,386	9,909	656	2,322	2,676	6,044
Minus: non-cash revenues	(1,393)	(808)	(2,141)	(1,828)	(850)	(493)	(1,306)	(1,115)
Minus: capital expenditures	(4,864)	(1,870)	(5,244)	(2,674)	(2,967)	(1,141)	(3,199)	(1,632)
Minus: principal amortization	(3,230)	(4,677)	(8,037)	(9,310)	(1,970)	(2,853)	(4,902)	(5,679)
CAD	**$ (1,515)**	**$ (1,180)**	**$ (511)**	**$ (786)**	**$ (923)**	**$ (720)**	**$ (310)**	**$ (480)**
Net loss	$ (22,176)	$ (23,247)	$ (43,907)	$ (48,048)	$ (13,526)	$ (14,180)	$ (26,782)	$ (29,309)
Plus: interest expense	26,345	28,035	53,650	58,008	16,070	17,101	32,726	35,385
Plus: income tax expense	27	18	141	38	16	11	86	23
Plus: depreciation and amortization	25,243	25,615	50,602	51,165	15,398	15,625	30,867	31,211
EBITDA and EBITDAre	$ 29,439	$ 30,421	$ 60,486	$ 61,163	$ 17,958	$ 18,557	$ 36,897	$ 37,310
Plus: loss on early extinguishment of debt	3,830	–	3,830	–	2,336	–	2,336	–
Adjusted EBITDAre	**$ 33,269**	**$ 30,421**	**$ 64,316**	**$ 61,163**	**$ 20,294**	**$ 18,557**	**$ 39,233**	**$ 37,310**

(1) See page 33 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Q2 2026 24

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Unconsolidated Joint Venture - The Industrial Fund REIT LLC [1]

As of June 30, 2026
(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Rentable Square Feet	Occupancy	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	99.3%	$ 135,950

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Rental income	$ 21,217	$ 18,673	$ 42,112	$ 38,308
Real estate taxes	2,808	2,914	5,733	5,618
Other operating expenses	2,549	1,888	5,236	4,936
Depreciation and amortization	7,290	7,709	14,960	15,499
General and administrative	1,203	1,020	2,244	1,982
Total expenses	13,850	13,531	28,173	28,035
Interest income	179	154	368	315
Interest expense	(6,080)	(6,299)	(12,100)	(12,537)
Income (loss) before income taxes	1,466	(1,003)	2,207	(1,949)
Income tax expense	–	(3)	(4)	(6)
Net income (loss)	$ 1,466	$ (1,006)	$ 2,203	$ (1,955)
Distributions received [2]	$ 1,188	$ 990	$ 2,376	$ 1,980

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only [3]	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700



Union, OH
1,791,246 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) Represents ILPT's distributions from this joint venture.

(3) This loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. The Industrial Fund REIT LLC purchased an interest rate cap through October 2027 with a SOFR strike rate equal to 3.50%. Interest rate reflects the impact of such interest rate cap.

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Q2 2026 25

26Q2 2026RETURN TO TABLE OF CONTENTS Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 114,123	$ 116,419	$ 113,910	$ 110,936	$ 112,097	$ 230,542	$ 224,002
Real estate taxes	(16,908)	(16,014)	(16,658)	(15,205)	(15,662)	(32,922)	(29,816)
Other operating expenses	(8,619)	(10,098)	(9,148)	(8,781)	(8,878)	(18,717)	(19,127)
NOI	**88,596**	**90,307**	**88,104**	**86,950**	**87,557**	**178,903**	**175,059**
Non-cash revenues	(2,885)	(2,997)	(2,457)	(2,201)	(2,885)	(5,882)	(6,607)
Cash Basis NOI	**$ 85,711**	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 173,021**	**$ 168,452**
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)	$ (30,394)	$ (40,947)	$ (61,563)
Equity in earnings of unconsolidated joint venture	(2,702)	(2,871)	(14,643)	(2,236)	(4,144)	(5,573)	(3,102)
Income tax expense	59	114	15	31	30	173	58
Loss before income taxes and equity in earnings of unconsolidated joint venture	(25,731)	(20,616)	(25,202)	(32,636)	(34,508)	(46,347)	(64,607)
Loss on extinguishment of debt	3,830	–	–	–	5,070	3,830	5,070
Loss on sale of real estate	–	–	1,376	–	–	–	–
Interest expense	61,112	61,702	63,362	63,470	67,914	122,814	137,727
Interest and other income	(3,379)	(1,044)	(1,139)	(1,585)	(2,024)	(4,423)	(3,992)
Loss on impairment of real estate	–	–	–	6,081	–	–	–
General and administrative	11,998	9,464	8,475	10,586	9,662	21,462	17,900
Depreciation and amortization	40,766	40,801	41,232	41,034	41,443	81,567	82,961
NOI	**88,596**	**90,307**	**88,104**	**86,950**	**87,557**	**178,903**	**175,059**
Non-cash revenues	(2,885)	(2,997)	(2,457)	(2,201)	(2,885)	(5,882)	(6,607)
Cash Basis NOI	**$ 85,711**	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 173,021**	**$ 168,452**

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Q2 2026 27

28Q2 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended June 30, For the Six Months Ended June 30, 2026 2025 2026 2025 Reconciliation of NOI to Same Property NOI: Rental income $ 114,123 $ 112,097 $ 230,542 $ 224,002 Real estate taxes (16,908) (15,662) (32,922) (29,816) Other operating expenses (8,619) (8,878) (18,717) (19,127) NOI 88,596 87,557 178,903 175,059 Less: NOI of properties not included in same property results (1) 7 (642) 49 (638) Same property NOI $ 88,603 $ 86,915 $ 178,952 $ 174,421 Reconciliation of Same Property Cash Basis NOI: NOI $ 88,596 $ 87,557 $ 178,903 $ 175,059 Non-cash revenues (2,885) (2,885) (5,882) (6,607) Cash Basis NOI 85,711 84,672 $ 173,021 $ 168,452 Less: Cash Basis NOI of properties not included in same property results (1) 7 (642) 49 (490) Same property Cash Basis NOI $ 85,718 $ 84,030 $ 173,070 $ 167,962 Gardner, KS 645,462 Square Feet ILPT Ownership: 100% Calculation and Reconciliation of Non-GAAP Financial Measures (1) The properties excluded from ILPT's same property results generated negative NOI during the three and six months ended June 30, 2026.

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Net loss	$ (23,088)	$ (17,859)	$ (10,574)	$ (30,431)	$ (30,394)	$ (40,947)	$ (61,563)
Plus: interest expense	61,112	61,702	63,362	63,470	67,914	122,814	137,727
Plus: income tax expense	59	114	15	31	30	173	58
Plus: depreciation and amortization	40,766	40,801	41,232	41,034	41,443	81,567	82,961
EBITDA	78,849	84,758	94,035	74,104	78,993	163,607	159,183
Loss on impairment of real estate	–	–	–	6,081	–	–	–
Loss on sale of real estate	–	–	1,376	–	–	–	–
Equity in earnings of unconsolidated joint venture	(2,702)	(2,871)	(14,643)	(2,236)	(4,144)	(5,573)	(3,102)
Share of EBITDA*re* from unconsolidated joint venture	3,264	3,175	3,067	3,025	2,861	6,439	5,739
EBITDA*re*	79,411	85,062	83,835	80,974	77,710	164,473	161,820
Plus: general and administrative expense paid in common shares	1,367	365	261	674	877	1,732	1,124
Plus: incentive management fees	2,834	1,567	963	2,438	1,311	4,401	2,278
Plus: loss on extinguishment of debt	3,830	–	–	–	5,070	3,830	5,070
Adjusted EBITDA*re*	**$ 87,442**	**$ 86,994**	**$ 85,059**	**$ 84,086**	**$ 84,968**	**$ 174,436**	**$ 170,292**
Net loss attributable to common shareholders	$ (14,463)	$ (9,427)	$ (1,780)	$ (21,565)	$ (21,310)	$ (23,890)	$ (42,842)
Equity in earnings of unconsolidated joint venture	(2,702)	(2,871)	(14,643)	(2,236)	(4,144)	(5,573)	(3,102)
Loss on impairment of real estate	–	–	–	6,081	–	–	–
Loss on sale of real estate	–	–	1,376	–	–	–	–
Depreciation and amortization	40,766	40,801	41,232	41,034	41,443	81,567	82,961
Share of FFO from unconsolidated joint venture	1,926	1,849	1,711	1,623	1,475	3,775	2,980
FFO adjustments attributable to noncontrolling interests	(9,890)	(9,936)	(9,981)	(9,990)	(10,037)	(19,826)	(20,047)
FFO attributable to common shareholders	15,637	20,416	17,915	14,947	7,427	36,053	19,950
Incentive management fees	2,834	1,567	963	2,438	1,311	4,401	2,278
Loss on extinguishment of debt	3,830	–	–	–	5,070	3,830	5,070
Normalized FFO adjustments attributable to noncontrolling interest	(1,494)	–	–	–	–	(1,494)	–
Normalized FFO attributable to common shareholders	**$ 20,807**	**$ 21,983**	**$ 18,878**	**$ 17,385**	**$ 13,808**	**$ 42,790**	**$ 27,298**


Holland

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Q2 2026 29

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Normalized FFO attributable to common shareholders	$ 20,807	$ 21,983	$ 18,878	$ 17,385	$ 13,808	$ 42,790	$ 27,298
Plus (minus): Non-cash interest expense	2,181	4,417	4,964	5,028	7,631	6,598	18,218
Non-cash revenues	(2,885)	(2,997)	(2,457)	(2,201)	(2,885)	(5,882)	(6,607)
General and administrative expense paid in common shares	1,367	365	261	674	877	1,732	1,124
Capital expenditures	(14,234)	(2,518)	(7,080)	(6,737)	(5,151)	(16,752)	(9,110)
Principal amortization	(3,230)	(4,807)	(4,763)	(4,720)	(4,677)	(8,037)	(9,310)
Share of Normalized FFO from unconsolidated joint venture	(1,926)	(1,849)	(1,711)	(1,623)	(1,475)	(3,775)	(2,980)
Distributions from unconsolidated joint venture	1,188	1,188	990	990	990	2,376	1,980
Incentive management fees [1]	–	(5,679)	–	–	–	(5,679)	–
CAD adjustments attributable to noncontrolling interests	3,286	1,027	950	2,477	1,382	4,313	1,520
CAD attributable to common shareholders	**$ 6,554**	**$ 11,130**	**$ 10,032**	**$ 11,273**	**$ 10,500**	**$ 17,684**	**$ 22,133**
Weighted average common shares outstanding (basic and diluted)	66,224	66,178	66,171	66,089	65,927	66,201	65,881
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.22)	$ (0.14)	$ (0.03)	$ (0.33)	$ (0.32)	$ (0.36)	$ (0.65)
FFO attributable to common shareholders	$ 0.24	$ 0.31	$ 0.27	$ 0.23	$ 0.11	$ 0.54	$ 0.30
Normalized FFO attributable to common shareholders	$ 0.31	$ 0.33	$ 0.29	$ 0.26	$ 0.21	$ 0.65	$ 0.41
CAD attributable to common shareholders	$ 0.10	$ 0.17	$ 0.15	$ 0.17	$ 0.16	$ 0.27	$ 0.34

(1) In January 2026, ILPT paid RMR an incentive management fee of $5,679 incurred for the year ended December 31, 2025.

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Q2 2026 30

Company Profile, Research Coverage and Governance Information

Officers

Yael Duffy
President and Chief Executive Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of June 30, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Yael Duffy
Managing Trustee

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Elena B. Poptodorova
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
jmassocca@brileysecurities.com
(646) 885-5424

Citizens
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

Lucid Capital Markets
Craig Kucera
ckucera@lucidcm.com
(917) 890-4412

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q2 2026 31

32Q2 2026RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 25 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: ILPT calculates NOI and Cash Basis NOI as shown on page 27 and same property NOI and same property Cash Basis NOI as shown on page 28. ILPT defines NOI as income from its rental of real estate less its property operating expenses. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. NOI excludes depreciation and amortization. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 29. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interests; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 29, including adjustments for such items related to the unconsolidated joint venture, if any, loss on extinguishment of debt, if any, and incentive management fees, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in ILPT's debt agreements, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures and Certain Definitions (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Cash Available for Distribution:

ILPT calculates CAD as shown on page 30. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interests, equity based compensation, principal amortization, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 29. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 29. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

Pro-Rata Operating Information of Consolidated Joint Venture:

ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

Certain Definitions:

Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period.

Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization.

Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

GAAP - GAAP refers to U.S. generally accepted accounting principles.

Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to 314 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 88 properties containing approximately 21.8 million rentable square feet located in 33 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios.

RETURN TO TABLE OF CONTENTS

Q2 2026 33

34Q2 2026RETURN TO TABLE OF CONTENTS Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees are calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of income (loss) and are payable to RMR in January of the following calendar year. Leased square feet - Leased square feet is pursuant to existing leases as of June 30, 2026, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended June 30, 2026 and 2025, same property results include properties that ILPT owned continuously since April 1, 2025. For the six months ended June 30, 2026 and 2025, same property results include properties that ILPT owned continuously since January 1, 2025. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

35Q2 2026RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT’s portfolio and leasing pipeline; ILPT's third quarter and full year 2026 guidance; ILPT's exposure to rising interest rates; ILPT's ability to capture embedded rent growth across its portfolio and create long term value for shareholders; ILPT's tenant retention and demand for ILPT’s properties; stability of ILPT's cash flows; debt maturities; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, changing tariffs and trade policies and related uncertainty, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; demand for industrial and logistics properties; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT's properties are located; ILPT's tenant and geographic concentrations; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits, ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its Managing Trustees, RMR and others affiliated with them; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.